UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2009

Apollo Medical Holdings, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25809 (Commission File Number)	20-8046599 (I.R.S. Employer Identification No.)

1010 N Central Avenue Glendale, California 91202 (Address of Principal Executive Offices) (818) 507-4617 (Registrant’s Telephone Number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02                      Unregistered Sales of Equity Securities

On October 16, 2009, Apollo Medical Holdings, Inc., a Delaware corporation (the “Company”) completed a private placement pursuant to which the Company sold 50 Units of its securities to accredited investors.  Each Unit comprised (i) one 10% senior subordinated callable promissory note, par value $25,000 (each, a “Note”); and (ii) one five-year warrant (each, a “Warrant”) to purchase 25,000 shares of the Company’s common stock (the “Common Stock”).  The purchase price of a Unit was $25,000 resulting in gross proceeds of $1,250,000.

Interest is payable on the Notes at a rate of 10% per annum, compounded annually, and payable in arrears on July 31st and January 31st.  The Notes mature and become due and payable on January 31, 2013 (the “Maturity Date”).  At the option of each Note holder, the principal amount of the Note (plus accrued but unpaid interest) is convertible into shares of Common Stock (the “Note Shares”) at any time prior to the Maturity Date at an initial conversion price of $0.125 (which may be subject to certain adjustments as set forth in the Notes).  The Notes will rank senior to all other unsecured debt of the Company.

The Warrants are exercisable into shares of Common Stock (the “Warrant Shares”) at an initial exercise price of $0.125 (which may be subject to certain adjustments as set forth in the Warrants).  The Warrants have a five-year term and expire on October 31, 2014.

Syndicated Capital, Inc., a FINRA member firm, acted as placement agent (the “Placement Agent”) in connection with the private placement, and received $125,000 in commissions and $25,000 representing a non-accountable expense fee.  The Company also will issue to the Placement Agent five-year warrants to purchase up to 150,000 shares of the Common Stock at an initial exercise price of $0.25 per share of Common Stock.

The Company has agreed to provide registration rights such that if the Company elects in the future to register additional shares of Common Stock, the Note Shares and the Warrant Shares issuable to holder of the Notes and the Warrants hereunder shall be included in such registration, subject to standard and customary cutbacks and lock-up provisions.

The Units sold were not registered under the Securities Act of 1933, as amended (the “Act”) in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder.  The Units may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement or exemption from the registration requirements of the Act.

The Company intends to use the net proceeds of the private placement for general corporate purposes, including the acquisition of physician practices, repayment of existing debt and the funding of the Company’s working capital needs.

Item 8.01                      Other Events

On October 19, 2009, the Company filed a press release (the “Press Release”) announcing completion of the private placement.  A copy of the Press Release is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated October 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2009	APOLLO MEDICAL HOLDINGS, INC.

	By:	/s/ WARREN HOSSEINION
Warren Hosseinion
Chief Executive Officer